as of March 31, 2008

Each of the Borrowers listed

on Appendix I hereto

One Financial Center

Mail Stop: MA5-516-03-01

Boston, Massachusetts 02111

Attention: Michael Clarke

RE: Eighth Amendment to Loan Agreement

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to Columbia Funds Series Trust, Columbia Funds Master Investment Trust, LLC, Columbia Funds Variable Insurance Trust I, Columbia Funds Series Trust I, Columbia Funds Institutional Trust, Columbia Funds Variable Insurance Trust, Banc of America Funds Trust, Excelsior Funds, Inc., Excelsior Funds Trust, and Excelsior Tax-Exempt Funds, Inc. (each, a “Borrower”), each acting on behalf of its fund series as the case may be (any such series, a “Fund”) as described on Appendix I attached to the Existing Loan Agreement, a $150,000,000 unsecured uncommitted line of credit (the “Uncommitted Line”) as described in a letter agreement dated September 19, 2005, by and among the Borrowers and the Bank (as amended prior to the date hereof, the Existing Loan Agreement, and as the Existing Loan Agreement, as further amended hereby, the “Loan Agreement”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $150,000,000 dated September 17, 2007 executed by the Borrowers in favor of the Bank (the “Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to make changes to the Existing Loan Agreement as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, on behalf of the Funds, and the Bank hereby agree as follows:

I.	Amendments to Existing Loan Agreement

1. The Borrowers have requested, and the Bank has agreed, to the addition of Columbia Blended Equity Fund, Columbia Emerging Markets Fund, Columbia Energy and Natural Resources Fund, Columbia International Growth Fund, Columbia Select Large Cap Growth Fund, Columbia Pacific/Asia Fund, Columbia Select Small Cap Fund, Columbia Value and Restructuring Fund, Columbia Bond Fund, Columbia Short-Intermediate Bond Fund,

Columbia Select Opportunities Fund, and Columbia Mid Cap Value and Restructuring Fund, each a series of Columbia Funds Series Trust I, and Columbia Overseas Value Fund, a series of Columbia Funds Series Trust (each, a “New Fund” and, together, the “New Funds”) to the terms of the Loan Agreement and Note as Funds thereunder. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank agree that effective as of the date hereof, the New Funds are and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if each of the New Funds had been a “Fund” party to the original execution and delivery thereof; and all references in the Loan Agreement and the Note to a “Fund” (or any other relevant term used to describe the Funds thereunder) shall hereafter be deemed to be references to each of the New Funds.

2. The Borrowers have informed the Bank that on the date hereof certain Funds shall combine with and into certain of the portfolio series of a Borrower constituting existing Funds under the Loan Agreement or certain of the portfolio series of a Borrower constituting New Funds under the Loan Agreement, with a Fund or New Fund being the acquiring and surviving Fund in each respective case, all as described more specifically on Appendix II to this letter amendment (such combinations, the “Combinations”). The Bank hereby acknowledges notice of the Combinations and acknowledges that each of the Combinations constitutes a Permitted Merger under the Loan Agreement; provided that, in each case, no Default shall exist or result from such Combination. Each of the foregoing Funds constituting the acquiring and surviving Fund of each respective Combination acknowledges and hereby expressly assumes, confirms, and agrees to pay, perform, observe and maintain in full force and effect, all of the covenants, agreements, obligations, liabilities and indebtedness, if any, constituting the obligations of the respective acquired Fund, including, without limitation, any and all obligations in respect of principal, interest, fees, expenses, and other amounts payable or to become payable by the respective acquired Fund under the Loan Agreement or the Note. The parties hereto agree that as of the date hereof, Excelsior Funds, Inc. and Excelsior Funds Trust shall be terminated as a “Borrower” and the acquired Funds thereof shall be terminated as “Funds” for all purposes under the Loan Documents. The parties hereto furthermore agree that as of the May 5, 2008, Excelsior Tax-Exempt Funds, Inc. shall be terminated as a “Borrower” and the acquired Funds thereof shall be terminated as “Funds” for all purposes under the Loan Documents.

3. The Borrowers have requested, and the Bank has agreed, to the addition of Columbia Marsico Global Fund (“CMGF”), a series of Columbia Funds Series Trust (the “CFST”), to the terms of the Loan Agreement and Note as a Fund thereunder. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank agree that effective as of the CMGF Effective Date (as defined below), CMGF shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if CMGF had been a “Fund” party to the original execution and delivery thereof, and all references in the Loan Agreement and the Note to a “Fund” (or any other relevant term used to describe the Funds thereunder) shall thereafter be deemed to include references to CMGF. Notwithstanding the foregoing or anything else contained herein, this paragraph 3 shall not become effective unless and until the Borrowers shall have delivered to the Bank, on or prior to May 1, 2008, the following: (i) Federal Reserve Regulation U-1 form executed by CFST and (ii) a copy of a fully executed additional series letter pursuant to which CFST has requested that the Custodian serve as custodian with respect to

CMGF under the terms of that certain Master Custodian Agreement dated June 13, 2005 by and between Custodian and each registered investment company listed on Appendix A thereto and that after performing its customary due diligence, the Custodian has agreed to so serve. In the event that the above conditions shall not have been satisfied on or prior to April 30, 2008, the provisions of this paragraph shall not be effective, and unless and until such conditions have been satisfied, CMGF shall not be a Fund under the Loan Documents for any purpose. The date on which the conditions of this paragraph are satisfied shall be referred to as the “CMGF Effective Date”.

4. The Appendix I to the Loan Agreement and Note are hereby deleted in their entirety and the Appendix I attached hereto is substituted in each instance therefore to reflect the changes described in paragraphs 1, 2 and 3 above.

5. Section II(14) of the Loan Agreement is hereby amended by restating the following definition appearing therein, in its entirety, to read as follows:

“Adjusted Net Assets” shall mean, as applied to any Fund at any time, (i) the value of the Total Assets of such Fund at such time, less (ii) Total Liabilities (excluding Indebtedness for borrowed money) of such Fund at such time, less (iii) without duplication, the value of any assets segregated for the benefit of, or otherwise subject to any pledge, security interest, hypothecation or other lien or encumbrance in favor of, any party other than the Bank, less (iv) without duplication, the aggregate amount of Excluded Assets.

6. Section II(14) of the Loan Agreement is hereby amended by adding the following definition appearing therein, in appropriate alphabetical order, as follows:

“Excluded Assets” shall have the meaning assigned to such term by the Bank and the Borrowers in writing from time to time.

7. The Exhibit B to the Loan Agreement is hereby deleted in its entirety and the Exhibit B attached hereto is hereby substituted therefor.

II.	Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof.

2. Each of the Borrowers, for itself and on behalf of its respective Funds (including the New Funds and CMGF), but subject (in the case of CFST, on behalf of CMGF) to the satisfaction of the conditions set forth in paragraph 3 above, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of such Borrower’s representations and warranties contained in Section II(2) of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement and the Loan Documents, as amended hereby: (i) are, and will be, within such Borrower’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the Declaration of Trust, Articles of Incorporation or by-laws of such Borrower or any law, rule or regulation applicable to such Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) assuming due authorization, execution and delivery by the Bank, each of the Loan Documents, as amended hereby, constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of each of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. The Declaration of Trust or other formation document for certain of the Borrowers are on file with the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston or the Delaware Secretary of State, as the case may be, and notice is hereby given that this instrument is executed by the Trustees and officers of such Borrowers as Trustees and officers, as the case may be, and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Borrower.

5. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank]

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Christopher Ducar
Christopher Ducar, Vice President

Acknowledged and Accepted:

COLUMBIA FUNDS SERIES TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

BANC OF AMERICA FUNDS TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS SERIES TRUST I,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS INSTITUTIONAL TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS VARIABLE INSURANCE TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR TAX-EXEMPT FUNDS, INC.,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

Terminating Trusts:

EXCELSIOR FUNDS, INC.,
on behalf of:
Excelsior Blended Equity Fund
Excelsior Core Bond Fund
Excelsior Emerging Markets Fund
Excelsior Energy & Natural Resources Fund
Excelsior Intermediate-Term Bond Fund
Excelsior International Fund
Excelsior Large Cap Growth Fund

Excelsior Pacific/Asia Fund
Excelsior Short-Term Government Securities Fund
Excelsior Small Cap Fund
Excelsior Value & Restructuring Fund

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR FUNDS TRUST,
on behalf of :
Excelsior Equity Income Fund
Excelsior Equity Opportunities Fund
Excelsior International Equity Fund
Excelsior Mid Cap Value & Restructuring Fund

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Vice Chairman

APPENDIX I

List of Borrowers and Funds

COLUMBIA FUNDS SERIES TRUST, on behalf of:

Columbia Asset Allocation Fund II

Corporate Bond Portfolio

Columbia California Intermediate Municipal Bond Fund

Columbia Convertible Securities Fund

Columbia Georgia Intermediate Municipal Bond Fund

Columbia Global Value Fund

Columbia High Income Fund

Columbia Large Cap Core Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Large Cap Value Fund

Columbia LifeGoal Balanced Growth Portfolio

Columbia LifeGoal Growth Portfolio

Columbia LifeGoal Income & Growth Portfolio

Columbia LifeGoal Income Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico Focused Equities Fund

Columbia Marsico Global Fund*

Columbia Marsico International Opportunities Fund

Columbia Maryland Intermediate Municipal Bond Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Masters Global Equity Portfolio

Columbia Masters Heritage Portfolio

Columbia Masters International Equity Portfolio

Columbia Multi-Advisor International Equity Fund

Columbia North Carolina Intermediate Municipal Bond Fund

Columbia Overseas Value Fund

Columbia Short Term Municipal Bond Fund

Columbia Short Term Bond Fund

Columbia Small Cap Growth Fund II

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia Total Return Bond Fund

Columbia Virginia Intermediate Municipal Bond Fund

Mortgage and Asset Backed Portfolio

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC, on behalf of:

*	Columbia Marsico Global Fund to be added effective May 1, 2008 subject to conditions set forth in this Amendment above.

Columbia International Value Master Portfolio

Columbia Marsico Growth Master Portfolio

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I, on behalf of:

Columbia High Yield Fund, Variable Series

Columbia Marsico 21st Century Fund, Variable Series

Columbia Marsico Focused Equities Fund, Variable Series

Columbia Marsico Growth Fund, Variable Series

Columbia Marsico International Opportunities Fund, Variable Series

Columbia Mid Cap Growth Fund, Variable Series

BANC OF AMERICA FUNDS TRUST, on behalf of:

Banc of America Retirement 2005 Portfolio

Banc of America Retirement 2010 Portfolio

Banc of America Retirement 2015 Portfolio

Banc of America Retirement 2020 Portfolio

Banc of America Retirement 2025 Portfolio

Banc of America Retirement 2030 Portfolio

Banc of America Retirement 2035 Portfolio

Banc of America Retirement 2040 Portfolio

COLUMBIA FUNDS SERIES TRUST I, on behalf of:

Columbia Asset Allocation Fund

Columbia Balanced Fund

Columbia Blended Equity Fund

Columbia Bond Fund

Columbia California Tax Exempt Fund

Columbia Common Stock Fund

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Connecticut Tax-Exempt Fund

Columbia Conservative High Yield Fund

Columbia Core Bond Fund

Columbia Disciplined Value Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Energy and Natural Resources Fund

Columbia Federal Securities Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia High-Yield Opportunity Fund

Columbia Income Fund

Columbia Intermediate Bond Fund

Columbia Intermediate Municipal Bond Fund

Columbia International Growth Fund

Columbia International Stock Fund

2

Columbia Large Cap Growth Fund

Columbia Liberty Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Massachusetts Tax-Exempt Fund

Columbia Mid-Cap Growth Fund

Columbia Mid Cap Value and Restructuring Fund

Columbia New Jersey Intermediate Municipal Bond Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia New York Tax-Exempt Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Pacific/Asia Fund

Columbia Real Estate Equity Fund

Columbia Rhode Island Intermediate Municipal Bond Fund

Columbia Select Large Cap Growth Fund

Columbia Select Small Cap Fund

Columbia Select Opportunities Fund

Columbia Short-Intermediate Bond Fund

Columbia Small Cap Core Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Strategic Investor Fund

Columbia Tax Exempt Fund

Columbia Technology Fund

Columbia U.S. Treasury Index Fund

Columbia Value and Restructuring Fund

Columbia World Equity Fund

COLUMBIA FUNDS INSTITUTIONAL TRUST, on behalf of:

CMG Core Bond Fund

CMG Enhanced S&P 500 Index Fund

CMG High Yield Fund

CMG International Stock Fund

CMG Large Cap Growth Fund

CMG Large Cap Value Fund

CMG Mid Cap Growth Fund

CMG Mid Cap Value Fund

CMG Short Term Bond Fund

CMG Small Cap Growth Fund

CMG Small Cap Value Fund

CMG Small/Mid Cap Fund

CMG Strategic Equity Fund

CMG Ultra Short Term Bond Fund

COLUMBIA FUNDS VARIABLE INSURANCE TRUST, on behalf of:

Columbia Small Cap Value Fund, Variable Series

Columbia Strategic Income Fund, Variable Series

3

Columbia International Fund, Variable Series
Columbia Large Cap Value Fund, Variable Series
Columbia S&P 500 Index Fund, Variable Series
Columbia Mid Cap Value Fund, Variable Series
Columbia Asset Allocation Fund, Variable Series
Columbia Federal Securities Fund, Variable Series
Columbia Small Company Growth Fund, Variable Series
Columbia Large Cap Growth Fund, Variable Series
Columbia Money Market Fund, Variable Series

EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of:
Excelsior Intermediate-Term Tax-Exempt Fund**
Excelsior New York Intermediate-Term Tax-Exempt Fund**

**	Excelsior Intermediate-Term Tax-Exempt Fund and Excelsior New York Intermediate-Term Tax-Exempt Fund to be combined into Columbia Intermediate Municipal Bond Fund and Columbia New York Intermediate Municipal Bond Fund, respectively, with Columbia Intermediate Municipal Bond Fund and Columbia New York Intermediate Municipal Bond Fund being the surviving funds effective May 5, 2008 subject to conditions set forth in this Amendment above.

4

APPENDIX II

Combinations

Excelsior Acquired Fund	Corresponding Columbia Acquiring Fund
Excelsior Blended Equity Fund	Columbia Blended Equity Fund
Excelsior Emerging Markets Fund	Columbia Emerging Markets Fund
Excelsior Energy and Natural Resources Fund	Columbia Energy and Natural Resources Fund
Excelsior International Equity Fund	Columbia International Growth Fund
Excelsior International Fund	Columbia International Growth Fund
Excelsior Large Cap Growth Fund	Columbia Select Large Cap Growth Fund
Excelsior Pacific/Asia Fund	Columbia Pacific/Asia Fund
Excelsior Small Cap Fund	Columbia Select Small Cap Fund
Excelsior Value and Restructuring Fund	Columbia Value and Restructuring Fund
Excelsior Core Bond Fund	Columbia Bond Fund
Excelsior Intermediate-Term Bond Fund	Columbia Short-Intermediate Bond Fund
Excelsior Equity Opportunities Fund	Columbia Select Opportunities Fund
Excelsior Mid Cap Value and Restructuring Fund	Columbia Mid Cap Value and Restructuring Fund
Excelsior Equity Income Fund	Columbia Dividend Income Fund
Excelsior Short-Term Government Securities Fund	Columbia Short Term Bond Fund
Excelsior Short-Term Tax-Exempt Securities Fund	Columbia Short Term Municipal Bond Fund
Excelsior California Short-Intermediate Term	Columbia California Intermediate Municipal
Tax-Exempt Income Fund	Bond Fund
Excelsior Intermediate-Term Tax-Exempt Fund**	Columbia Intermediate Municipal Bond Fund
Excelsior New York Intermediate-Term**	Columbia New York Intermediate Municipal
Tax-Exempt Fund	Bond Fund